Exhibit 5
                                       to
                         Amendment No. 5 to Schedule 13D
                              Metris Companies Inc.

                              STOCKHOLDER AGREEMENT

           STOCKHOLDER AGREEMENT, dated as of August 4, 2005 (this "Agreement"), among the holders of Series C Perpetual Convertible Preferred Stock, par value $.01 per share (the "Company Series C Preferred Stock") listed on the signature page(s) hereto (collectively, the "Stockholders" and, individually, the "Stockholder") and HSBC Finance Corporation, a Delaware corporation ("Parent"). Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to them in the Merger Agreement referred to below.

           WHEREAS, as of the date hereof, the Stockholders collectively own of record, own beneficially, and/or otherwise have voting control over shares of capital stock of Metris Companies Inc., a Delaware corporation (the "Company"), as set forth on Schedule I hereto (such shares, or any other voting or equity of securities of the Company hereafter acquired by any Stockholder prior to the termination of this Agreement, being referred to herein collectively as the "Shares");

           WHEREAS, concurrently with the execution of this Agreement, Parent, the Company, and HSBC Corporation I, a Delaware corporation and directly wholly owned subsidiary of Parent ("Merger Sub") are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), pursuant to which, upon the terms and subject to the conditions thereof, Merger Sub will be merged with and into the Company, and the Company will be the surviving corporation (the "Merger"); and

           WHEREAS, as a condition to the willingness of Parent to enter into the Merger Agreement, Parent has required that the Stockholders agree, and in order to induce Parent to enter into the Merger Agreement, the Stockholders are willing to enter into this Agreement.

           NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree, severally and not jointly, as follows:

Voting of Shares.
-----------------

Each Stockholder covenants and agrees that until the termination of this Agreement in accordance with the terms hereof, at the Company Stockholders Meeting or any other meeting of the stockholders of the Company, however called, and in any action by written consent of the stockholders of the Company, such Stockholder will vote, or cause to be voted, all of his, her or its respective Shares (i) in favor of adoption of the Merger Agreement and approval of the Merger contemplated by the Merger Agreement, as the Merger Agreement may be modified or amended from time to time in a manner not adverse to the Stockholders, and (ii) against any Acquisition Proposal.

Each Stockholder hereby irrevocably grants to, and appoints, Parent, and any individual designated in writing by it, and each of them individually, as its proxy and attorney-in-fact (with full power of substitution), for and in its name, place and stead, to vote his, her or its Shares at any meeting of the stockholders of the Company called with respect to any of the matters specified in, and in accordance and consistent with, this Section 1. Each Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Stockholder's execution and delivery of this Agreement. Each Stockholder hereby affirms that the irrevocable proxy set forth in this
Section 1(b) is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Stockholder under this Agreement. Except as otherwise provided for herein, each Stockholder hereby (i) affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked, (ii) ratifies and confirms all that the proxies appointed hereunder may lawfully do or cause to be done by virtue hereof and (iii) affirms that such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212(e) of the Delaware General Corporation Law. Notwithstanding any other provisions of this Agreement, the irrevocable proxy granted hereunder shall automatically terminate upon the termination of this Agreement.

Transfer of Shares. Each Stockholder covenants and agrees that such Stockholder will not directly or indirectly (i) sell, assign, transfer (including by merger, testamentary disposition, interspousal disposition pursuant to a domestic relations proceeding or otherwise by operation of law), pledge, encumber or otherwise dispose of any of the Shares, (ii) deposit any of the Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Shares or grant any proxy or power of attorney with respect thereto which is inconsistent with this Agreement or (iii) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect sale, assignment, transfer (including by merger, testamentary disposition, interspousal disposition pursuant to a domestic relations proceeding or otherwise by operation of law) or other disposition of any Shares; provided, however, that any Stockholder shall be entitled to transfer Shares by way of gift or donation so long as the transferee agrees in writing to be bound by the terms and conditions of this Agreement as a Stockholder.

Representations and Warranties of the Stockholders. Each Stockholder on its own behalf hereby severally represents and warrants to Parent with respect to itself and its, his or her ownership of the Shares as follows:

Ownership of Shares. The Stockholder beneficially owns all of the Shares as set forth on Schedule I hereto and has good and marketable title to such Shares, free and clear of any claims, liens, encumbrances and security interests whatsoever. The Stockholder owns no Shares of Company Common Stock or Company Series C Preferred Stock other than the Shares as set forth on Schedule I hereto. The Stockholder has the power to authorize the voting of the Shares as contemplated hereby, without restrictions, with respect to all of the Shares.

Power, Binding Agreement. The Stockholder has the legal capacity and all requisite power and authority to enter into and perform all of its obligations, under this Agreement. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

No Conflicts. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, any provision of any loan or credit agreement, note, bond, mortgage, indenture, lease, or other agreement, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Stockholder, the Shares or any of the Stockholder's properties or assets. Except as expressly contemplated hereby, and other than requirements that the Stockholders dispose of their Shares in a pro rata manner, the Stockholder is not a party to, and the Shares are not subject to or bound in any manner by, any contract or agreement relating to the Shares, including without limitation, any voting agreement, option agreement, purchase agreement, stockholders' agreement, partnership agreement or voting trust. Except for informational filings with the SEC, no consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic, foreign or supranational, is required by or with respect to the Stockholder in connection with the execution and delivery of this Agreement or the consummation by the Stockholder of the transactions contemplated hereby.

Brokers or Finders. Except as contemplated by Section 3.22 of the Merger Agreement, no agent, broker, investment banker, financial advisor or other firm or Person retained by the Stockholder or the Company is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement.

No Solicitation. Prior to the termination of this Agreement in accordance with its terms, each Stockholder agrees, in its individual capacity as a stockholder of the Company, that it will not, directly or indirectly, (i) initiate, solicit, encourage or knowingly facilitate any inquiries or the making of any Acquisition Proposal, (ii) have any discussions with or provide any confidential information or data to any person relating to an Acquisition Proposal, or engage in any negotiations concerning an Acquisition Proposal, or (iii) approve or recommend, or propose to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, asset purchase or share exchange agreement, option agreement or other similar agreement related to any Acquisition Proposal.; provided that nothing herein shall prohibit any Stockholder from engaging in any of such activities with any person with whom the Company is entitled to engage in discussions and negotiations pursuant to
Section 6.6(b) of the Merger Agreement.

Termination. This Agreement shall terminate upon the earlier to occur of (i) the Effective Time or (ii) any termination of the Merger Agreement in accordance with the terms thereof; provided that no such termination shall relieve any party of liability for a breach hereof prior to termination, and any such termination will not affect any rights hereunder which by their terms do not terminate or expire prior to or at such termination.

Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

Fiduciary Duties. Each Stockholder is signing this Agreement solely in such Stockholder's capacity as an owner of his, her or its respective Shares, and nothing herein shall prohibit, prevent or preclude such Stockholder from taking or not taking any action in his or her capacity as an officer or director of the Company, to the extent permitted by the Merger Agreement.

Waiver of Appraisal Rights. Each Stockholder, severally and not jointly, hereby irrevocably and unconditionally waives, and agrees to prevent the exercise of, any rights of appraisal, any dissenters' rights and any similar rights relating to the Merger that such Stockholder may directly or indirectly have by virtue of the ownership of any Shares.

Miscellaneous.
--------------

Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect thereto. This Agreement may not be amended, modified or rescinded except by an instrument in writing signed by each of the parties hereto.

Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law thereof.

Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly delivered (i) three business days after being sent by registered or certified mail, return receipt requested, postage prepaid, or (ii) one business day after being sent for next business day delivery, fees prepaid, via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

if to a Stockholder:

                           c/o Thomas H. Lee Partners, L.P.
                           100 Federal Street
                           35th Floor
                           Boston, MA 02110

                           with a copy to:

                           Weil, Gotshal & Manges LLP
                           100 Federal Street
                           34th Floor
                           Boston, MA 02110
                           Attn:  James Westra, Esq.
                           Telecopy:  (617) 772-8333

                           and

if to Parent to:

                           HSBC Finance Corporation
                           2700 Sanders Road
                           Prospect Heights, Illinois  60070
                           Attention: General Counsel
                           Telecopy No.:  (847) 564-6366

                           with a copy to:

                           Wilmer Cutler Pickering Hale and Dorr LLP
                           2445 M Street, NW
                           Washington, D.C.
                           Attn: Russell Bruemmer, Esq.
                           Telecopy: (202) 663-6363

No Third Party Beneficiaries. This Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns, to create any agreement of employment with any person or to otherwise create any third-party beneficiary hereto.

Further Assurances: The Stockholder will, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Parent may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void, except that Parent may assign this Agreement to any direct or indirect wholly owned subsidiary of Parent without the consent of the Stockholder, provided that Parent shall remain liable for all of its obligations under this Agreement. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

Interpretation. When reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement, unless otherwise indicated. The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." No summary of this Agreement prepared by the parties shall affect in any way the meaning or interpretation of this Agreement.

Submission to Jurisdiction. Each of the parties to this Agreement (i) consents to submit itself to the personal jurisdiction of any state or federal court sitting in the State of Delaware in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iv) agrees not to bring any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement in any other court. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any party hereto may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 9(e). Nothing in this Section, however, shall affect the right of any party to serve legal process in any other manner permitted by law.

WAIVER OF JURY TRIAL. EACH OF PARENT AND EACH STOCKHOLDER HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF PARENT OR EACH STOCKHOLDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

                           [Signature Page to follow]

           IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed individually or by its respective duly authorized officer as of the date first written above.


                                    HSBC FINANCE CORPORATION


                                    By:    /s/ Siddharth N. Mehta
                                          --------------------------------------
                                    Name:  Siddharth N. Mehta
                                    Title: Chairman and Chief Executive Officer

                              STOCKHOLDER AGREEMENT

                           Counterpart Signature Page
                           --------------------------





                                         Thomas H. Lee Equity Fund IV, L.P.


                                         By: THL Equity Advisors IV, LLC, its
                                             general partner

                                         By: Thomas H. Lee Partners, L.P., its
                                             manager

                                         By: Thomas H. Lee Advisors, LLC, its
                                             general partner


                                         By:   /s/ C. Hunter Boll
                                               ---------------------------------
                                               Name:  C. Hunter Boll
                                               Title:  Managing Director

                              STOCKHOLDER AGREEMENT

                           Counterpart Signature Page
                           --------------------------





                                        Thomas H. Lee Foreign Fund IV, L.P.


                                        By: THL Equity Advisors IV, LLC, its
                                            general partner

                                        By: Thomas H. Lee Partners, L.P., its
                                            manager

                                        By: Thomas H. Lee Advisors, LLC, its
                                            general partner


                                        By:   /s/ C. Hunter Boll
                                              ----------------------------------
                                              Name:  C. Hunter Boll
                                              Title:  Managing Director

                              STOCKHOLDER AGREEMENT

                           Counterpart Signature Page
                           --------------------------





                                       Thomas H. Lee Foreign Fund IV-B, L.P.


                                       By: THL Equity Advisors IV, LLC, its
                                           general partner

                                       By: Thomas H. Lee Partners, L.P., its
                                           manager

                                       By: Thomas H. Lee Advisors, LLC, its
                                           general partner


                                       By:   /s/ C. Hunter Boll
                                             -----------------------------------
                                             Name:  C. Hunter Boll
                                             Title:  Managing Director

                              STOCKHOLDER AGREEMENT

                           Counterpart Signature Page
                           --------------------------





                                 Thomas H. Lee Investors Limited Partnership


                                 By: THL Investment Management Corp., its
                                        general partner

                                 By:   /s/ C. Hunter Boll
                                       -----------------------------------------
                                       Name:  C. Hunter Boll
                                       Title:  Managing Director

                              STOCKHOLDER AGREEMENT

                           Counterpart Signature Page
                           --------------------------





                                        Thomas H. Lee Charitable Investment L.P.


                                        By:   /s/ Thomas H. Lee
                                              ----------------------------------
                                              Name: Thomas H. Lee
                                              Title: General Partner

                              STOCKHOLDER AGREEMENT

                           Counterpart Signature Page
                           --------------------------





                                    1997 THOMAS H. LEE NOMINEE TRUST

                                    By: U.S. BANK, N.A., not individually but
                                        solely as trustee under a Trust
                                        Agreement dated as of August 18, 1997,
                                        and known as the 1997 Thomas H. Lee
                                        Nominee Trust




                                    By:   /s/ Paul D. Allen
                                          --------------------------------------
                                          Name: Paul D. Allen
                                          Title: Vice President

                              STOCKHOLDER AGREEMENT

                           Counterpart Signature Page
                           --------------------------









                                         /s/ David V. Harkins
                                         ---------------------------------------
                                         David V. Harkins

                              STOCKHOLDER AGREEMENT

                           Counterpart Signature Page
                           --------------------------





                                           THE 1995 HARKINS GIFT TRUST



                                           By:   /s/ Sheryll J. Harkins
                                                 -------------------------------
                                                 Name: Sheryll J. Harkins
                                                 Title: Trustee

                              STOCKHOLDER AGREEMENT

                           Counterpart Signature Page
                           --------------------------









                                                /s/ Scott A. Schoen
                                                --------------------------------
                                                Scott A. Schoen

                              STOCKHOLDER AGREEMENT

                           Counterpart Signature Page
                           --------------------------









                                              /s/ C. Hunter Boll
                                              ----------------------------------
                                              C. Hunter Boll

                              STOCKHOLDER AGREEMENT

                           Counterpart Signature Page
                           --------------------------









                                           /s/ Scott M. Sperling
                                           -------------------------------------
                                           Scott M. Sperling

                              STOCKHOLDER AGREEMENT

                           Counterpart Signature Page
                           --------------------------









                                             /s/ Anthony J. DiNovi
                                             -----------------------------------
                                             Anthony J. DiNovi

                              STOCKHOLDER AGREEMENT

                           Counterpart Signature Page
                           --------------------------









                                             /s/ Thomas M. Hagerty
                                             -----------------------------------
                                             Thomas M. Hagerty

                              STOCKHOLDER AGREEMENT

                           Counterpart Signature Page
                           --------------------------









                                              /s/ Warren C. Smith, Jr.
                                              ----------------------------------
                                              Warren C. Smith, Jr.

                              STOCKHOLDER AGREEMENT

                           Counterpart Signature Page
                           --------------------------









                                                    /s/ Seth W. Lawry
                                                    ----------------------------
                                                    Seth W. Lawry

                              STOCKHOLDER AGREEMENT

                           Counterpart Signature Page
                           --------------------------









                                              /s/ Kent R. Weldon
                                              ----------------------------------
                                              Kent R. Weldon

                              STOCKHOLDER AGREEMENT

                           Counterpart Signature Page
                           --------------------------









                                             /s/ Terence M. Mullen
                                             -----------------------------------
                                             Terence M. Mullen

                              STOCKHOLDER AGREEMENT

                           Counterpart Signature Page
                           --------------------------









                                          /s/ Todd M. Abbrecht
                                          --------------------------------------
                                          Todd M. Abbrecht

                              STOCKHOLDER AGREEMENT

                           Counterpart Signature Page
                           --------------------------









                                           /s/ Charles A. Brizius
                                           -------------------------------------
                                           Charles A. Brizius

                              STOCKHOLDER AGREEMENT

                           Counterpart Signature Page
                           --------------------------









                                              /s/ Scott Jaeckel
                                              ----------------------------------
                                              Scott Jaeckel

                              STOCKHOLDER AGREEMENT

                           Counterpart Signature Page
                           --------------------------









                                               /s/ Soren Oberg
                                               ---------------------------------
                                               Soren Oberg

                              STOCKHOLDER AGREEMENT

                           Counterpart Signature Page
                           --------------------------









                                       /s/ Thomas R. Shepherd
                                       -----------------------------------------
                                       Thomas R. Shepherd

                              STOCKHOLDER AGREEMENT

                           Counterpart Signature Page
                           --------------------------









                                       /s/ Wendy L. Masler
                                       -----------------------------------------
                                       Wendy L. Masler

                              STOCKHOLDER AGREEMENT

                           Counterpart Signature Page
                           --------------------------









                                            /s/ Andrew D. Flaster
                                            ------------------------------------
                                            Andrew D. Flaster

                              STOCKHOLDER AGREEMENT

                           Counterpart Signature Page
                           --------------------------









                                        /s/ Kristina A. Watts
                                        ----------------------------------------
                                        Kristina A. Watts

                              STOCKHOLDER AGREEMENT

                           Counterpart Signature Page
                           --------------------------





                                   ROBERT SCHIFF LEE
                                   1988 IRREVOCABLE TRUST



                                   By:   /s/ Charles W. Robins
                                         ---------------------------------------
                                         Charles W. Robins, not individually but
                                         solely as Trustee

                              STOCKHOLDER AGREEMENT

                           Counterpart Signature Page
                           --------------------------









                                              /s/ Stephen Zachary Lee
                                              ----------------------------------
                                              Stephen Zachary Lee

                              STOCKHOLDER AGREEMENT

                           Counterpart Signature Page
                           --------------------------









                                              /s/ Charles W. Robins
                                              ----------------------------------
                                              Charles W. Robins as
                                              Trustee for Jesse Albert Lee

                              STOCKHOLDER AGREEMENT

                           Counterpart Signature Page
                           --------------------------









                                                  /s/ Charles W. Robins
                                                  ------------------------------
                                                  Charles W. Robins

                              STOCKHOLDER AGREEMENT

                           Counterpart Signature Page
                           --------------------------









                                         /s/ James Westra
                                         ---------------------------------------
                                         James Westra

                                  Schedule I (1)


     Stockholder                       Number of Shares of            Number of Shares of
     -----------                       -------------------            -------------------
                                       Company Common Stock      Company Series C Preferred Stock
                                       --------------------      --------------------------------
Thomas H. Lee Equity Fund IV, LP                                           1,169,420.22
Thomas H. Lee Foreign Fund IV, LP                                             40,441.18
Thomas H. Lee Foreign Fund IV-B, LP                                          113,836.58
Thomas H. Lee Investors Limited                                                  340.61
Partnership
Thomas H. Lee Charitable Investment                                            7,608.69
L.P.
1997 Thomas H. Lee Nominee Trust                                              17,887.67
David V. Harkins                                                               4,114.69
The 1995 Harkins Gift Trust                                                      458.98
Scott A. Schoen                                                                3,429.91
C. Hunter Boll                                                                 3,429.91
Scott M. Sperling                                                              3,429.91
Anthony J. DiNovi                                                              3,429.91
Thomas M. Hagerty                                                              3,429.91
Warren C. Smith, Jr.                                                           3,429.91
Seth W. Lawry                                                                  1,432.51
Kent R. Weldon                                                                   954.00
Terence M. Mullen                                                                760.89
Todd M. Abbrecht                                                                 760.89
Charles A. Brizius                                                               569.51
Scott Jaeckel                                                                    217.71
Soren Oberg                                                                      217.71
Thomas R. Shepherd                                                               401.12
Wendy L. Masler                                                                   87.66
Andrew D. Flaster                                                                 87.66
Kristina A. Watts                                                                 57.86
Robert Schiff Lee 1998 Irrevocable                                               344.99
Trust
Stephen Zachary Lee                                                              344.99
Charles W. Robins as Trustee for                                                 226.37
Jesse Albert Lee
Charles W. Robins                                                                 87.66
James Westra                                                                      87.66


------------------
(1) Shareholdings as of December 31, 2004. Shares owned by the Stockholders include all shares of Company Series C Preferred paid as dividends thereon after such date.